UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 5, 2026

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 5, 2026, the Compensation Committee of the Board of Directors of Blue Bird Corporation (the “Company”) took certain actions regarding our executive officers, as described below.

John F. Wyskiel. The Compensation Committee approved an increase in the annual base salary of Mr. John Wyskiel, our Chief Executive Officer, effective December 27, 2026. Mr. Wyskiel will now receive an annual base salary of $1,000,000.

In addition, the Compensation Committee approved an increase to Mr. Wyskiel’s long-term equity incentive plan ("LTIP") target bonus value equal to 400% of his annual base salary (previously equal to 250% of annual base salary), which shall be applied beginning with LTIP awards for fiscal 2027, to be awarded in December 2026.

Mr. Wyskiel’s management incentive program ("MIP") payout will be consistent with the program payout of 200% of the MIP target of 125% of base salary; however, based upon the exceptional performance of Mr. Wyskiel managing numerous long term growth projects for the benefit of the Company, the Committee determined to award an additional multiplier of 125% of the total MIP award, resulting in a total Fiscal 2026 MIP payment of $2,709,375.

Razvan Radulescu. The Compensation Committee approved an increase in the annual base salary of Mr. Razvan Radulescu, our Chief Financial Officer, effective December 27, 2026. Mr. Radulescu will now receive an annual base salary of $643,000.

In addition, the Compensation Committee approved an increase to Mr. Radulescu’s LTIP target bonus value equal to 175% of his annual base salary (previously equal to 150% of annual base salary), which shall be applied beginning with LTIP awards for fiscal 2027, to be awarded in December 2026.

Mr. Radulescu’s MIP payout will be consistent with the program payout of 200% of the MIP target of 100% of base salary; however, based upon the exceptional performance of Mr. Radulescu managing numerous long term growth projects for the benefit of the Company, the Committee determined to award an additional multiplier of 120% of the total MIP award, resulting in a total Fiscal 2026 MIP payment of $1,497,600.

Ted M. Scartz. The Compensation Committee approved an increase in the annual base salary of Mr. Ted M. Scartz, our Chief Legal Officer, effective December 27, 2026. Mr. Scartz will now receive an annual base salary of $500,000.

Mr. Scartz’s LTIP target bonus value remains equal to 125% of his annual base salary, which shall be applied beginning with LTIP awards for fiscal 2027, to be awarded in December 2026.

Mr. Scartz’s MIP payout will be consistent with the program payout of 200% of the MIP target of 65% of base salary; however, based upon the exceptional performance of Mr. Scartz managing numerous long term growth projects for the benefit of the Company, the Committee determined to award an additional multiplier of 125% of the total MIP award, resulting in a total Fiscal 2026 MIP payment of $739,375.

Jeffrey S. Sanfrey. The Compensation Committee approved an increase in the annual base salary of Mr. Jeffrey S. Sanfrey, our Chief Operating Officer, effective December 27, 2026. Mr. Sanfrey will now receive an annual base salary of $446,000.

Mr. Sanfrey’s LTIP target bonus value remains equal to 100% of his annual base salary, which shall be applied beginning with LTIP awards for fiscal 2027, to be awarded in December 2026.

Mr. Sanfrey’s MIP payout will be consistent with the program payout of 200% of the MIP target of 65% of base salary; however, based upon the exceptional performance of Mr. Sanfrey managing numerous long term growth projects for the benefit of the Company, the Committee determined to award an additional multiplier of 110% of the total MIP award, resulting in a total Fiscal 2026 MIP payment of $619,190.

The Company’s LTIP and other incentive compensation programs are described in detail in the Company’s Definitive Proxy Statement dated January 26, 2026, with respect to its 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 26, 2026.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: November 10, 2026